As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3297858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

American Dental Partners, Inc.

Amended and Restated 1996 Directors Stock Option Plan

(Full Title of the Plans)

Gregory A. Serrao, Chairman, President and

Chief Executive Officer

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(781) 224-0880

(781) 224-4216 (fax)

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	125,000	$17.95	$2,243,750.00	$284.28

(1)	This Registration Statement also includes an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the antidilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq National Market System on June 15, 2004.

Statement Regarding Registration of Additional Securities

Pursuant to General Instruction E

This registration statement is being filed to register an additional 125,000 shares of common stock of the Company for issuance under the Company’s Amended and Restated 1996 Directors Stock Option Plan (the “Plan”). The issuance of the additional shares under the Plan was approved by the Company’s Board of Directors on February 24, 2004 and by the Company’s shareholders at the annual meeting of shareholders held on April 30, 2004. This registration statement incorporates by reference the contents of the Company’s Form S-8 registration statement (Registration No. 333-34522) filed with the Securities and Exchange Commission (“SEC”) on April 11, 2000, the Company’s Form S-8 registration statement (Registration No. 333-98545) filed with the SEC on August 22, 2002 and the Company’s Form S-8 registration statement (Registration No. 333-107795) filed with the SEC on August 8, 2003.

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit Description	If Incorporated by Reference, Document with which Exhibit was Previously Filed with the SEC
4(a)	American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan, as amended by Amendment No. 1.	Registration Statement on Form S-1, File No. 333-39981 (see Exhibit 10(h) therein).

4(b)	Amendment No. 2 and No. 3 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (see Exhibit 10(h) therein).

4(c)	Amendment No. 4 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (see Exhibit 10(e) therein).

4(d)	Amendment No. 5 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Registration Statement on Form S-8 filed with the SEC on August 22, 2002 (see Exhibit 4(j) therein).

4(e)	Amendment No. 6 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Registration Statement on Form S-8 filed with the SEC on August 8, 2003 (see Exhibit 4(e) therein).

4(f)	Amendment No. 7 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Contained herein.

5	Opinion of Baker & Hostetler LLP.	Contained herein.

23(a)	Consent of Baker & Hostetler LLP.	Contained in Exhibit 5.

23(b)	Consent of PricewaterhouseCoopers LLP.	Contained herein.

23(c)	Consent of KPMG LLP.	Contained herein.

24	Powers of Attorney.	Included at page II-I.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, Commonwealth of Massachusetts, on June 17, 2004.

AMERICAN DENTAL PARTNERS, INC.

Date: June 17, 2004	By:	/s/ Gregory A. Serrao
Gregory A. Serrao
Chairman, President and Chief
Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Serrao and Breht T. Feigh, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 17, 2004 by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Gregory A. Serrao Gregory A. Serrao	Chairman, President, Chief Executive Officer and Director (principal executive officer)	June 17, 2004

/s/ Breht T. Feigh Breht T. Feigh	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	June 17, 2004

/s/ Mark W. Vargo Mark W. Vargo	Vice President, Chief Accounting Officer (principal accounting officer)	June 17, 2004

/s/ Dr. Robert E. Hunter Dr. Robert E. Hunter	Director	June 17, 2004

/s/ James T. Kelly James T. Kelly	Director	June 17, 2004

/s/ Martin J. Mannion Martin J. Mannion	Director	June 17, 2004

/s/ Gerard M. Moufflet Gerard M. Moufflet	Director	June 17, 2004

/s/ Derril W. Reeves Derril W. Reeves	Director	June 17, 2004

/s/ Dr. Gregory T. Swenson Dr. Gregory T. Swenson	Director	June 17, 2004

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	If Incorporated by Reference, Document with which Exhibit was Previously Filed with the SEC
4(a)	American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan, as amended by Amendment No. 1.	Registration Statement on Form S-1, File No. 333-39981 (see Exhibit 10(h) therein).

4(b)	Amendment No. 2 and No. 3 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (see Exhibit 10(h) therein).

4(c)	Amendment No. 4 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (see Exhibit 10(e) therein).

4(d)	Amendment No. 5 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Registration Statement on Form S-8 filed with the SEC on August 22, 2002 (see Exhibit 4(j) therein).

4(e)	Amendment No. 6 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Registration Statement on Form S-8 filed with the SEC on August 8, 2003 (see Exhibit 4(e) therein).

4(f)	Amendment No. 7 to American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan.	Contained herein.

5	Opinion of Baker & Hostetler LLP.	Contained herein.

23(a)	Consent of Baker & Hostetler LLP.	Contained in Exhibit 5.

23(b)	Consent of PricewaterhouseCoopers LLP.	Contained herein.

23(c)	Consent of KPMG LLP.	Contained herein.

24	Powers of Attorney.	Included at page II-I.